THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK  10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-D

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENTS DATED MARCH 1, 1996
CUSIP #126691       Distribution Date                             12/26/96

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4.06(i)            Reduction of the Stated Amount of                         SINGLE CERTIFICATE          TOTAL
                             Certificates                                                                AMOUNT
                         Class A-1 Certificates.            RS5                $60.57297000            1,729,836.82
                         Class A-2 Certificates.            RT3                 $0.00000000                    0.00
                         Class A-3 Certificates.            RU0                 $0.00000000                    0.00
                         Class A-4 Certificates.            RV8                 $0.00000000                    0.00
                         Class A-5 Certificates.            RW6                 $0.00000000                    0.00
                         Class A-6 Certificates.            RX4                 $0.00000000                    0.00
                         Class A-7 Certificates.            RY2                 $0.00000000                    0.00
                         Class A-8 Certificates.            RZ9                 $3.32398293               37,388.16
                         Class A-R Certificates.            SA3                $60.60000000                    6.06
                         Class X Certificates.              SC9                 $0.00000000                    0.00
                         Class B-1 Certificates.            SD7                 $1.84496198               19,896.07
                         Class B-2 Certificates.            SE5                 $1.84496106                8,527.41
                         Class B-3 Certificates.            SF2                 $1.84496104                5,682.48
                         Class B-4 Certificates.            N/A                 $1.84496460                2,084.81
                         Class B-5 Certificates.            N/A                 $1.84495948                1,138.34
                         Class B-6 Certificates.            N/A                 $1.84496072                2,463.57

                                                                             Total Amount              1,807,023.72

             Aggregate amount of any Principal Prepayments                                             1,451,598.03

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4.06(ii)     Amount of distribution representing interest.                   SINGLE CERTIFICATE        TOTAL AMOUNT
                         Class A-1 Certificates.                                 $3.07629237              87,852.45
                         Class A-2 Certificates.                                 $5.83333333             479,237.50
                         Class A-3 Certificates.                                 $5.83333355              89,611.67
                         Class A-4 Certificates.                                 $5.83333411              25,089.17
                         Class A-5 Certificates.                                 $0.00000000                   0.00
                         Class A-6 Certificates.                                 $5.83333322             175,583.33
                         Class A-7 Certificates.                                 $5.83333362              68,156.67
                         Class A-8 Certificates.                                 $5.78191590              65,034.99
                         Class A-R Certificates.                                 $4.60000000                   0.46
                         Class X Certificates.                                   $0.97495502             200,261.90
                         Class B-1 Certificates.                                 $5.80479414              62,598.90
                         Class B-2 Certificates.                                 $5.80479446              26,829.76
                         Class B-3 Certificates.                                 $5.80479545              17,878.77
                         Class B-4 Certificates.                                 $5.80479646               6,559.42
                         Class B-5 Certificates.                                 $5.80479741               3,581.56
                         Class B-6 Certificates.                                 $5.80479221               7,751.12

                                                                             Total Amount              1,316,027.67

4.06(iii)    Amount of interest shortfall                                                                      0.00
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4.06(iv)     Stated Amount of Certificates after this       ORIGINAL         SINGLE                    TOTAL
             Distribution                                   BALANCE          CERTIFICATE               AMOUNT
                         Class A-1 Certificates.              28,557,900.00       $466.79146051      $13,330,583.85
                         Class A-2 Certificates.              82,155,000.00     $1,000.00000000      $82,155,000.00
                         Class A-3 Certificates.              15,362,000.00     $1,000.00000000      $15,362,000.00
                         Class A-4 Certificates.               4,301,000.00     $1,000.00000000       $4,301,000.00
                         Class A-5 Certificates.                 430,000.00     $1,000.00000000         $430,000.00
                         Class A-6 Certificates.              30,100,000.00     $1,000.00000000      $30,100,000.00
                         Class A-7 Certificates.              11,684,000.00     $1,000.00000000      $11,684,000.00
                         Class A-8 Certificates.              11,248,000.00       $987.86159584      $11,111,467.23
                         Class A-R Certificates.                     100.00       $466.80000000              $46.68
                         Class X Certificates.               205,406,296.72       $924.49493478     $189,897,080.89
                         Class B-1 Certificates.              10,784,000.00       $993.26263168      $10,711,344.22
                         Class B-2 Certificates.              $4,622,000.00       $993.26263306       $4,590,859.89
                         Class B-3 Certificates.               3,080,000.00       $993.26262662       $3,059,248.89
                         Class B-4 Certificates.               1,130,000.00       $993.26262832       $1,122,386.77
                         Class B-5 Certificates.                 617,000.00       $993.26262561         $612,843.04
                         Class B-6 Certificates.               1,335,296.72       $993.26264353       $1,326,300.35

                                                                             Total                  $189,897,080.92
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

4.06(v)      The Pool Stated Principal Balance for the                                              $189,897,080.89
             following Distribution Date

4.06(vi)     Senior Percentage for this Distribution Date                                            88.7186348225%
             Subordinated Percentage for this
             Distribution Date                                                                       11.2813651775%

4.06(vii)    Amount of the Master Servicing Fees paid to
             or retained by the Master Servicer with respect
             to such Distribution Date                                                                   $61,818.32
4.06(viii)   Pass-Through Rate and for each Class of
             Certificates
                         Class A-1 Certificates.                                                        7.00000000%
                         Class A-2 Certificates.                                                        7.00000000%
                         Class A-3 Certificates.                                                        7.00000000%
                         Class A-4 Certificates.                                                        7.00000000%
                         Class A-5 Certificates.                                                                N/A
                         Class A-6 Certificates.                                                         7.0000000%
                         Class A-7 Certificates.                                                         7.0000000%
                         Class A-8 Certificates.                                                         7.0000000%
                         Class A-R Certificates.                                                         7.0000000%
                         Class X Certificates.                                                          1.25356878%
                         Class B-1 Certificates.                                                         7.0000000%
                         Class B-2 Certificates.                                                         7.0000000%
                         Class B-3 Certificates.                                                         7.0000000%
                         Class B-4 Certificates.                                                         7.0000000%
                         Class B-5 Certificates.                                                         7.0000000%
                         Class B-6 Certificates.                                                         7.0000000%

4.06(ix)     Amount of Advances included in the
             distribution on such Distribution Date                                                       62,152.80
             Aggregate amount of Advances outstanding as
             of the close of business on such
             Distribution Date.                                                                           95,241.83
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

4.06(x)      The number and aggregate principal amounts
             of Mortgage Loans delinquent                   30 to 59 days                    19       $5,026,811.27
                                                            60 to 89 days                     3       $1,491,296.47
                                                              90 or more                      5       $1,340,925.22

             The number and aggregate principal amounts of Mortgage Loans in foreclosure

                                            In foreclosure                                    4         $779,250.57

4.06(xi)     Loan number and Stated Principal Balance of
             any Mortgage loan that became an REO
             Property during the preceding calendar month.                                    0               $0.00

4.06(xiii)   Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such
             Distribution Date                                                                0               $0.00

4.06(xiv)    Senior Prepayment Percentage                                                           100.0000000000%

4.06(xv)     Aggregate amount of Realized Losses incurred
             during the preceding calendar month                                                              $0.00
             Aggregate amount of Realized Losses through
             Distribution Date                                                                                $0.00

4.06(xvi)    Special Hazard Loss Coverage Amount                                                       2,208,390.00
             Required Fraud Loss Coverage                                                              6,625,169.00
             Current Bankruptcy Amount                                                                   100,000.00

4.06(xvii)   Withdrawal from Reserve Fund for such
             Distribution Date

             A-6                                                                                              $0.00
             A-7                                                                                              $0.00

4.06(xix)    Amount remaining in the Reserve Fund after taking into account amounts withdrawn for such distribution date

             A-6                                                                                     $30,100,000.00
             A-7                                                                                     $11,684,000.00

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